SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549



FORM 8-K



Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934



Date of Report:    October 8, 1997



FLEETWOOD ENTERPRISES, INC.

(Exact name of Registrant as Specified in its Charter)


Delaware
(State or Other Jurisdiction of Incorporation)



       1-7699                           95-1948322
(Commission File Number)    (I.R.S. Employer Identification No.)


3125 Myers Street, Riverside, California        92503-5527
(Address of Principal Executive Offices)        (Zip Code)


        909/351-3500
(Registrant's Telephone Number)

Item 5.  Other Events

     Attached hereto, and incorporated herein by this reference, is a press release issued on October 8, 1997, related to a significant event involving the Registrant.




                                   FLEETWOOD ENTERPRISES, INC.
                                   a Delaware corporation



                                   __________________________
                                   William H. Lear, Secretary


	FLEETWOOD ENTERPRISES, INC.

	Paul M. Bingham, Senior Vice President - Finance

	Pulte and Fleetwood Announce Joint Venture


	Paul M. Bingham   (FLE)  (909) 351-3504
	Scott H. Campbell (PHM)  (248) 433-4597

	October 8, 1997



PULTE AND FLEETWOOD ANNOUNCE JOINT VENTURE


	BLOOMFIELD HILLS, MI AND RIVERSIDE, CA, October 8, 1997 -- Pulte Corporation (NYSE:PHM) and Fleetwood Enterprises, Inc. (NYSE:FLE) announced today that they will jointly form a new corporation that will own and operate manufactured home retail centers. Pulte will own 51 percent of the new corporation and Fleetwood will have a 49 percent ownership stake.

	Pulte is the nation's largest developer of site-built housing with operations in 40 markets located throughout 25 states, as well as Mexico and Puerto Rico. The Company generated calendar 1996 revenues of $2.4 billion and sold 14,613 homes. In addition to its homebuilding operations, Pulte is involved in home financing activities through its wholly owned subsidiary Pulte Mortgage Corporation.

	Fleetwood is the nation's largest producer of manufactured homes and recreational vehicles with annual revenues of $2.87 billion in fiscal 1997. Fleetwood's housing operations are conducted at 28 manufacturing centers located in 15 states, and its homes are marketed in all 50 states. In the fiscal year that ended in April 1997, the Company had housing revenues of $1.43 billion and sold 65,354 homes through its network of independent retailers, while capturing a retail market share of 21 percent of the manufactured housing market.

	Pulte's President and Chief Executive Officer, Robert Burgess, commented on today's announcement saying, "We are pleased to be able to participate in this dynamic segment of the housing market and believe it will provide a significant growth opportunity for Pulte. The manufactured housing industry has dramatically increased its share of the overall housing market by addressing the needs of moderate-income homebuyers. It is exciting to join forces with Fleetwood, which has long been recognized as the leading company in the manufactured housing industry. Our newly-formed company, which will be known as Expression Homes, will benefit from the combined strengths of the nation's leading residential builder and the top producer of factory-built homes," Burgess said.

	Fleetwood President Glenn Kummer was equally enthusiastic about the announcement saying, "In addition to the significant potential for increased market share and earnings growth, this new venture affords us the opportunity to enhance the homebuying experience for purchasers of manufactured housing. Pulte's reputation as the nation's premiere builder of site-built housing will be a tremendous advantage in attracting customers to manufactured housing. We believe that Fleetwood's ability to produce quality, affordable factory-built homes, joined with Pulte's expertise in marketing and real estate development, will prove to be a very successful combination," Kummer concluded.

	In the joint announcement, Pulte and Fleetwood indicated that their new company would initially focus exclusively on retail sales of manufactured homes and related activities such as home financing and insurance services. It is expected that growth will come through a combination of selective acquisitions of existing high-quality retail operations and development of new retail locations.
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